SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 16, 2003


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



         Delaware                       1-9494                  13-3228013
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
      incorporation)                                      Identification Number)


 727 Fifth Avenue, New York, New York                              10022
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code: (212) 755-8000


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Item 5.     Other Events.

On January 16, 2003, Registrant issued the following press release announcing the election of Michael J. Kowalski as Chairman of Tiffany & Co. upon the retirement of William R. Chaney:


              MICHAEL J. KOWALSKI ELECTED CHAIRMAN OF TIFFANY & CO.
                    UPON THE RETIREMENT OF WILLIAM R. CHANEY


NEW YORK, January 16, 2003 - Tiffany & Co. (NYSE-TIF) today announced that William R. Chaney, 70, will retire as Chairman of the Board effective January 31, 2003. He will continue to serve on Tiffany's Board of Directors.

Michael J. Kowalski, 50, will assume the role of Chairman of the Board and continue as Chief Executive Officer. Mr. Kowalski joined Tiffany in 1983. He was elected President in 1997 and assumed the Chief Executive Officer position in 1999.

James E. Quinn, 50, was elected President. Mr. Quinn joined Tiffany in 1987 and has most successfully fulfilled increasing responsibilities for Business Sales, Retail and International Sales. He was elected Executive Vice President in 1992 and Vice Chairman in 1997. Reporting to Mr. Quinn as President will continue to be the U.S. Retail, Business Sales, Direct Marketing and International Groups along with the associated Store Planning function.

Mr. Chaney has served as Chairman since 1984 when he led the Company's leveraged buyout, followed by its initial public offering in 1987. Under Mr. Chaney's leadership, Tiffany & Co. has become one of the world's premier luxury brands.




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Mr. Kowalski, commenting upon Mr. Chaney's achievements,  said, "The fundamental strategic vision that Bill Chaney first articulated in 1983 continues to serve Tiffany remarkably well today. His emphasis on carefully controlled retail store expansion, his mandate to maintain a singular focus on Tiffany's core categories of jewelry, watches, and gifts, and his insistence on an uncompromising commitment to product and service excellence remain at the heart of Tiffany's extraordinary success. Most importantly, Bill Chaney established a corporate
culture  that  has  focused  on  creating  long-term   shareholder  value  while
simultaneously  honoring  and  enhancing  Tiffany's  166-year  legacy  as one of
America's  great  business  institutions.   Although  we  will  miss  his  daily
leadership greatly, we are confident his strategic vision will endure."

In a statement Mr. Chaney said, "It is a great source of satisfaction and confidence for me and our Board that Mike Kowalski will now assume the role of Chairman of the Board along with his current responsibilities as Chief Executive Officer. During the past twenty years, Mike has served Tiffany & Co. with great success in a wide variety of responsibilities. During these past four years, he has lead the Company through a challenging period with great distinction. I cannot imagine a more capable or more qualified leader of Tiffany & Co. for the years ahead than Mike Kowalski."




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


Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through company-operated TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific and Europe. Direct Marketing includes Tiffany's Business Sales division, Internet and catalog sales. Specialty Retail primarily includes the retail sales made in Little Switzerland, Inc. stores and also includes consolidated results from other ventures now or in the future operated under non-TIFFANY & CO. trademarks or trade names. Additional information can be found on Tiffany's Web site, www.tiffany.com, and on its shareholder information line (800) TIF-0110.
                                     # # #



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              TIFFANY & CO.


                                       BY:  /s/ Patrick B. Dorsey
                                            ____________________________________
                                            Patrick B. Dorsey
                                            Senior Vice President, Secretary and
                                            General Counsel


Date: January 16, 2003










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